Exhibit 23

302 FORT WORTH CLUB BUILDING

306 WEST SEVENTH STREET

FORT WORTH, TEXAS 76102-4987

(817) 336-2461

February 26, 2021

San Juan Basin Royalty Trust

BBVA USA, Trustee

2200 Post Oak Blvd., Floor 18

Houston, Texas 77056

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2020 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2020 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated February 26, 2021.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.